Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Boeing Securities-Backed Series 2003-16

*CUSIP:	21988K305	Class	A-1
	21988KAB3	Class	A-2
	21988KAD9	Class	A-3

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 20, 2013.

INTEREST ACCOUNT

Balance as of August 15, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of December 20, 2013 Call Price received on December 20, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$866,749.35

LESS:
Distribution of interest cash to Class A-1 Holders	-$	542,534.72
Distribution of interest cash to Class A-2 Holders	-$	324,214.63
Distribution of interest cash to Class A-3 Holders	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of December 20, 2013		$0.00

PRINCIPAL ACCOUNT

Balance as of August 15, 2013		$0.00
Scheduled principal payment received on securities		$0.00
Principal portion of December 20, 2013 Call Price received on December 20, 2013 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$25,000,000.00

LESS:
Distribution of principal cash to Class A-1 Holders	-$	25,000,000.00
Distribution of principal cash to Class A-2 Holders	-$	0.00
Distribution of principal cash to Class A-3 Holders	-$	0.00
Distribution of $17,628,000 principal amount of 6.125% underlying securities to exercising Call Warrants holders on December 20, 2013 Call Date	-$	0.00
Distribution of $7,725,000 principal amount of 6.625% underlying securities to exercising Call Warrants holders on December 20, 2013 Call Date	-$	0.00
Balance as of December 20, 2013		$0.00

UNDERLYING SECURITIES HELD AS OF December 20, 2013

Principal Amount	Title of Security
$0.00	The Boeing Company, 6.125% Notes due February 15, 2033
*CUSIP: 097023AU9

Principal Amount	Title of Security
$0.00	The Boeing Company, 6.625% Debentures due February 15, 2038
*CUSIP: 097023AS4

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.